EXHIBIT 4(b)(ii)

                         AMENDMENT NO. 2

     THIS AMENDMENT NO. 2 (the "Amendment") dated as of January 7, 1999, to the Credit Agreement referenced below, is by and among BROWN GROUP, INC., a New York corporation, certain of its subsidiaries and affiliates identified herein, the lenders identified herein and NATIONSBANK, N.A., as successor to The Boatmen's National Bank of St. Louis, as Agent. Terms used but not otherwise defined shall have the meanings provided in the Credit Agreement.

                       W I T N E S S E T H

     WHEREAS, a $155 million credit facility has been established in favor of Brown Group, Inc. (the "Borrower") pursuant to the terms of that Credit Agreement dated as of January 9, 1997, amended by Amendment No. 1 dated October 8, 1997 (as amended and modified, the "Credit Agreement") among the Borrower, the Guarantors and Lenders identified therein, First Chicago Capital Markets, Inc., as Syndication Agent, and The Boatmen's National Bank of St. Louis, a national banking association now known as NationsBank, N.A., as Agent;

     WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

     WHEREAS, the modifications requested require the consent of the Required Lenders;

     WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

     NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. The Credit Agreement is amended and modified in the following respects:

          1.1  The definition of "Termination Date" in Section
1.1 is amended and modified to read as follows:

          "Termination Date" means January 9, 2001, as extended in accordance with Section 2.6.

          1.2 Section 6.18 (Capital Expenditures) is amended by replacing the reference in clause (i) to "$25,000,000" with "$30,000,000". This change is effective beginning with the Borrower's 1999 fiscal year, which begins on January 31, 1999.

     2. This Amendment shall be effective upon execution by the Borrower, the Guarantors and the Required Lenders.

     3. Except as modified hereby, all of the terms and provisions of the Credit Agreement (including Schedules and Exhibits) shall remain in full force and effect.

     4. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

     5. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

     6. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with the laws of the State of Missouri.

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     IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:                BROWN GROUP, INC.


                         By:   /s/ Harry E. Rich
                            -----------------------------------------
                               Harry E. Rich,
                               Executive Vice President and
                                 Chief Financial Officer

                               8300 Maryland Avenue
                               P.O. Box 29
                               St. Louis, MO 63166
                               Telephone No.: (314) 854-4124
                               Telecopier No.: (314) 854-4098


GUARANTORS:              BROWN GROUP INTERNATIONAL, INC.
                         BROWN GROUP RETAIL, INC.
                         PAGODA TRADING COMPANY, INC.
                         SIDNEY RICH ASSOCIATES, INC.

                         By:   /s/ Harry E. Rich
                               -----------------------------------------
                               Vice President for each of the foregoing

                               8300 Maryland Avenue
                               P.O. Box 29
                               St. Louis, MO 63166
                               Telephone No.: (314) 854-4124
                               Telecopier No.: (314) 854-4098


LENDERS:                 NATIONSBANK, N.A.,
                         individually and as Agent

                         By:   /s/ Bridget Garavalia
                             ----------------------------------------
                         Title:  Managing Director
                             ----------------------------------------
                               NationsBank, N.A.
                               901 Main Street
                               TX1-49-213-05
                               Dallas, TX  75283
                               Attn.:  Molly Oxford, Agency Services
                               Telephone No.: (214) 508-3255
                               Telecopier No.: (214) 508-2118

                               with a copy to:

                               231 South LaSalle Street
                               Chicago, Illinois  60697
                               Attn.:  Bridget Garavalia
                               Telephone No.: (312) 828-1259
                               Telecopier No.: (312) 828-6292

                         THE FIRST NATIONAL BANK OF CHICAGO

                         By:   /s/ John Runger
                             ----------------------------------------
                         Title:  Managing Director
                             ----------------------------------------
                               First Chicago Capital Markets, Inc.
                               One First National Plaza
                               National Corporate Banking, Suite 0324
                               Chicago, IL  60670
                               Attn.:  John Runger
                               Telephone No.: (312) 732-7101
                               Telecopier No.: (312) 732-1117


                         SUNTRUST BANK, ATLANTA,

                         By:   /s/ Linda L. Dash
                             ----------------------------------------
                         Title:  Vice President
                             ----------------------------------------

                         By:   /s/ Philip Potter   /s/ Charles C. Pick
                             ----------------------------------------
                         Title:   Banking Officer     Vice President
                             ----------------------------------------
                               25 Park Place, 26th Floor
                               Mail Code 118
                               Atlanta, GA  30303
                               Attn.:  Linda L. Dash
                               Telephone No.: (404) 658-4923
                               Telecopier No.: (404) 658-4905


                         MORGAN GUARANTY TRUST COMPANY

                         By:
                             ----------------------------------------
                         Title:
                             ----------------------------------------

                               Attn.:  Randy Parker
                               Telephone No.: (312) 541-3609
                               Telecopier No.:

                         ROYAL BANK OF CANADA

                         By:   /s/ Karen T. Hull
                             ----------------------------------------
                         Title:  Retail Group Manager
                             ----------------------------------------
                               New York Branch
                               Financial Square, 23rd Floor
                               New York, New York  10005-3531
                               Attn.:  Manager, Credit Administration
                               Telephone No.:  (212) 428-6311
                               Telecopier No.:  (212) 428-2372

                               with a copy to:
                               1 North Franklin Street
                               Suite 700
                               Chicago, IL  60606
                               Attn.:  Karen T. Hull, Retail Group Manager
                               Telephone No.:  (312) 551-1617
                               Telecopier No.:  (312) 551-0805

                         FIRST BANK

                         By:    /s/ Brenda J. Laux
                             ----------------------------------------
                         Title: Senior Vice President
                             ----------------------------------------
                               135 North Emramec
                               St. Louis, Missouri  63105
                               Attn.:  Brenda Laux
                               Telephone No.:  (314) 854-4611
                               Telecopier No.:  (314) 854-5454

                         BANKBOSTON, N.A.
                         Retail and Apparel Division


                         By:   /s/ Bethann R. Halligan
                             ----------------------------------------
                         Title:  Division Executive
                             ----------------------------------------
                               100 Federal Street
                               Mail Stop 01-0-05
                               Boston, MA  02110-1802
                               Attn.:  Peter Griswald
                               Telephone No.:
                               Telecopier No.:

                         THE SAKURA BANK, LIMITED

                         By:
                             ----------------------------------------
                         Title:
                             ----------------------------------------
                               Attn.:  Yoshikazu Nagura
                               Telephone No.:  (212) 909-4549
                               Telecopier No.:  (312) 332-5345